                         SUBSIDIARIES OF THE REGISTRANT



                                                                          Percent         Jurisdiction of
                                                                            of             Incorporation
               Parent                               Subsidiary           Ownership        or Organization
---------------------------------     ------------------------------    -----------       ---------------

First SecurityFed Financial, Inc.     First Security Federal Savings      100%             Federal
                                      Bank

First Security Federal Savings        Western Security Corporation        100%             Illinois
  Bank
